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                                                                       Exhibit 5


                             August 7, 1997


U.S. Golf and Entertainment Inc.
4 Henry Street
Commack, New York 11725

     Re:  REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

     You have requested our opinion in connection with the above-captioned Registration Statement on Form SB-2 to be filed by U.S. Golf and Entertainment Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement relates to the offering of up to 1,265,000 units ("Units"), each Unit consisting of one share of common stock, par value $.001 per share (the "Common Stock") and one redeemable warrant to purchase our share of Common Stock ("Warrants"); 1,265,000 shares of Common Stock underlying the Warrants; 110,000 Units issued pursuant to the Representative's Warrant, and 110,000 shares of Common Stock issuable upon exercise of warrants issuable upon exercise of the Representative's Warrant.

     We have examined such records and documents and have made such examination of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

     Based upon such examination, it is our opinion that when the Underwriting Agreement, a form of which will be filed as an exhibit to the Registration Statement, is duly and validly executed and delivered, the Units, Common Stock and Warrants, when issued, delivered and paid for in the manner described in such Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or under the Rules.


               Very truly yours,

               /s/ RUSKIN, MOSCOU, EVANS & FALTISCHEK, P.C.
               ------------------------------------------------
               Ruskin, Moscou, Evans & Faltischek, P.C.